Exhibit 99.(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Statements and Experts” and “Financial Highlights” in the Prospectus/Information Statement and to the incorporation by reference of our report dated February 20, 2015 on the financial statements and financial highlights of Touchstone Growth Allocation Fund and Touchstone Moderate Growth Allocation Fund, each, a series of Touchstone Strategic Trust, included in the Annual Report to Shareholders for the fiscal year ended December 31, 2014, in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated April 30, 2015, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated April 30, 2015, of Touchstone Growth Allocation Fund and Touchstone Moderate Growth Allocation Fund, incorporated by reference in this Registration Statement.

/s/ Ernst & Young LLP

Cincinnati, Ohio

September 25, 2015